UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of MAP Pharmaceuticals, Inc. (the “Company”) was held pursuant to notice on May 17, 2012 for the purposes of voting on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2012 (the “Proxy”): (1) electing three Class II directors for a three-year term or until the election and qualification of their successors; (2) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year; and (3) seeking an advisory (non-binding) vote to approve executive compensation. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitations. There were present at the meeting, in person or represented by proxy, the holders of 28,516,524 shares of Common Stock. The final vote on the proposals was recorded as follows:

Proposal 1:

The election of the following three Class II directors for a three-year term or until the election and qualification of their successors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Thomas A. Armer, Ph.D.	25,286,368	326,617	2,903,539
Bernard J. Kelley	22,906,464	2,706,521	2,903,539
Scott R. Ward	23,829,947	1,783,038	2,903,539

Proposal 2:

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,427,002	2,087,492	2,030	0

Proposal 3:

The advisory (non-binding) vote to approve executive compensation of the Company’s named executive officers as disclosed in the Proxy:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,279,167	1,333,274	544	2,903,539

The Company’s directors who hold office following the Company’s annual meeting are Scott R. Ward (Chairman of the Board of Directors), Thomas A. Armer, Ph.D., Gerri A. Henwood, Bernard J. Kelley, Matthew V. McPherron, Timothy S. Nelson, W. James O’Shea and H. Ward Wolff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary